Exhibit 16.1

October 25, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4.01 of Form 8-K of USTelematics, Inc. dated October 23, 2007.

/s/ Blackman Kallick Bartelstein LLP